Exhibit 4.8*	Stock Subscription and Investment Representation Agreement

STOCK SUBSCRIPTION

AND

INVESTMENT REPRESENTATION AGREEMENT

CONFIDENTIAL

Mr. Daniel W. Dowe
President
American Home Food Products, Inc.
67 Wall Street, Suite 2001
New York, New York 10005

Dear Mr. Dowe:

This letter will acknowledge that the undersigned hereby irrevocably subscribes to purchase shares of Redeemable Convertible Preferred Stock in American Home Food Products, Inc. (the “Company”) as set forth below for a purchase price of $1.00 per share (“Offering Shares”) price set forth herein. The Company is offering to sell the Offering Shares pursuant to the Confidential Private Placement Memorandum (“PPM”) dated March 27, 2007, as revised by the attached Term Sheet date July 23, 2007 (the “Offering”).1 The undersigned has received and reviewed the PPM and is not relying upon any statement, representation or information that is not expressly set forth therein. The undersigned hereby agrees to be bound by all the provisions of this Subscription Agreement and further agrees that this Agreement may be rejected by the Company, in whole or in part, and is irrevocable upon the undersigned’s receipt of a fully executed copy of this Agreement from the Company acknowledging its acceptance of this Agreement, except as otherwise provided under applicable law.

The undersigned, and its representatives (as defined below), should it elect to seek the advice of a representative, understands that the Offering Shares being offered are not subject to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws (“State Acts”), although the Company is required under the PPM to register for resale all Offering Shares and may include other shares in the registration statement. It is further understood that the Offering Shares are being made pursuant to a limited number of accredited investors in reliance on exemptions provided by Section 4(2) of the Securities Act and applicable exemptions under State Acts. The undersigned further understands that no governmental

1 The Company has revised the terms of the offering to make them more favorable to investors. Any further changes to the terms will be granted to all investors participating in the Offering. The Company will not close the Offering with less than $3,750,000 miillion of Offering Shares being sold.

authority has made any finding or determination relating to the fairness or the merits of the Offering.

The undersigned also understands that the representations, understandings and agreements of the undersigned set forth herein are being relied upon by the Company in connection with the offer and sale of the Offering Shares to qualify such offer and sale for exemptions from registration under the Securities Act and the State Acts. The undersigned understands that the information supplied in this Agreement will be disclosed to no one other than the Company and its financial advisors, counsel and accountants without the undersigned’s consent, unless it is necessary for the Company to use such information to support the exemption from registration which it claims under the Securities Act and the State Acts, or any other lawful purpose.

I. REPRESENTATIONS, WARRANTIES AND COVENANTS

In order to induce the Company to permit the undersigned to purchase all, or a designated number of the Offering Shares, the undersigned hereby warrants and represents to the Company, as follows:

(A)	The undersigned’s name is: (please type or print)

__________________________

(B)	The address of the undersigned’s residence or principal place of business is:___________________________________ (please type or print)

          (C)     Note: If the undersigned is other than a natural person please state where the entity is incorporated __________. (describe the legal entity making the purchase).

          (D)      The undersigned and its representatives, if any, have had full and complete access to the PPM regarding the offer and sale of the Offering Shares and all of the documents referred to therein and have reviewed the same. The undersigned is particularly familiar with the portion of the PPM titled “Risk Factors” and that the pro forma forward looking information, including the Company’s representation that no assurances can be granted that the pro forma projections of revenue and net income will be achieved. The undersigned understands that it may not rely on any information or representations that are not contained in the PPM and this Agreement.

          (E)      The undersigned acknowledges that it, along with its attorney, accountant and any other person(s) it has retained to advise it with respect to this investment (collectively, “representatives”), have had the opportunity to ask questions of and receive answers from representatives of the Company concerning the Offering Shares. The undersigned further acknowledges that the undersigned was informed that all documents, records and books pertaining to the Offering and the Company were at all times available to it. All such documents, records and books requested by it have been made available to it and its representatives. The undersigned and its representatives have been supplied with all additional information concerning the Offering Shares and the Company as they have requested. The foregoing, however, does not limit or modify the representations and warranties of the Company in the PPM or the right of the Investor to rely thereon.

          (F)      The undersigned acknowledges that it, or its representatives, have enough knowledge and experience in financial and business matters to evaluate the merits and risks of the investment.

          (G)      The undersigned is able to bear the economic risk of an investment in the Offering Shares including the risk of losing part or all of its investment in the Offering Shares.

          (H)      The undersigned’s financial condition is such that the undersigned is under no present or contemplated future need to dispose of all or any portion of the Offering Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

          (I)      The undersigned understands the illiquid nature of this investment and acknowledges that the Offering Shares is subject to restrictions on transfer imposed by the Securities Act and the State Acts.

          (J)      The undersigned is purchasing the Offering Shares for its own account for investment and not with a view to divide, resell, or distribute all or any portion of the Offering Shares.

          (K)      The undersigned agrees that the Offering Shares it purchases may not be offered, sold or otherwise transferred unless the offer and sale is made pursuant to: (i) an effective registration statements under the Securities Act, (ii) an exemption from registration under the Securities Act or in a transaction that does not otherwise require registration under the Securities Act or any State Act, and an opinion of counsel reasonably satisfactory to the Company has been provided to that effect.

          (L)      The undersigned understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or the State Acts, certificates representing the Offering Shares, and all certificates issued in exchange therefore or in substitution thereof, shall bear a legend similar to the following:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS MADE PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY

APPLICABLE STATE SECURITIES LAWS, AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY HAS BEEN PROVIDED TO THAT EFFECT; OR (ii) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

Check if applicable:

( )	The undersigned is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act because it is (please check all of the following that are applicable):

( )

A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and bank loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

( )	A private business development company under Section 202(a)(22) of the Investment Advisers Act of 1940;

( )

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

( )	A director, executive officer, or general partner of the issuer of the securities being offered or sold, or a director, executive officer, or general partner of a general partner of the issuer;

( )

A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

( )	An entity in which all of the equity owners are accredited investors;

( )

A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles (and including property owned by a spouse), over total liabilities; or

( )

A natural person with individual income (without including any income of his spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

II. SUBSCRIPTION

          The undersigned hereby agrees to purchase ________________ Offering Shares for $1.00 per share pursuant to the terms, conditions and representations set forth in the PPM and this Agreement for an aggregate purchase price of $_____________________.

          III. PAYMENT OF SUBSCRIPTION AND CONDITIONS TO PURCHASE

The undersigned agrees that in addition to completing and executing this Subscription Agreement, it must submit the executed Subscription Agreement along with a check (or wire) payable to AHF Acquisition Corp. for the full amount of the subscription to the Escrow Account of the law firm that has agreed to serve as escrow agent for the Company to facilitate the closing of the transaction contemplated in the PPM. The payment instructions follow:

Escrow Agent:

Law Offices of George N. Proios, PLLC
Herald Square Building
1350 Broadway, Suite 1507
New York, New York 10018
Tel: 212-279-8880
Fax.: 212-279-0670
Email: gnp@gnproios.com

Bank Wire Instructions:

Bank:	J. P. Morgan Chase Bank, N.A.

401 Madison Avenue
New York, New York 10017
ABA
Routing#:	021000021

Sub-Acct:	AHF Acquisition Corp.
Sub-Acct #:	272 856 3004

All funds will be held in the above-interest bearing escrow account until such time as the subscription agreements shall be deemed accepted by the Company and Mr. Proios shall receive duly executed stock certificates evidencing ownership of the Offering Shares. The funds shall be released from the Escrow Account upon the first to occur of the following:

(i)

Mr. Proios receiving a written notice signed by the Company’s president, Daniel W. Dowe, as evidenced by a resolution of a majority of the Company’s Board of Directors, that the funds shall be released to the Seller of Artisanal Cheese, LLC as indicated on the resolution, with the remaining cash being transferred to an account owned by the Company to pay costs associated with the transaction and for working capital, or

(ii)

Mr. Proios receiving a written notice signed by the Company’s president, as evidenced by a resolution of a majority of the Company’s Board of Directors, that the funds shall be released to the Subscribers, on the grounds that the transaction contemplated in this Offering was terminated (the Company agreeing to give such notice to Mr. Proios promptly after such termination), or

(iii)	45 days from the date the funds were deposited into the Escrow Account.

If subsection (i) applies above, the funds held in escrow shall be transferred to the Company and the stock certificates shall be contemporaneously delivered to the subscribing shareholders. If subsection (ii) or (iii) above applies, the funds held in escrow, plus accrued interest, shall be forthwith returned to the subscribing shareholders.

This Subscription Agreement shall be deemed accepted by the Company and become binding on the parties upon the undersigned’s receipt of a fully executed copy of this Subscription Agreement from the Company acknowledging its acceptance of the Agreement. In the event the Company accepts the undersigned’s Subscription Agreement the purchase of the Offering Shares will be irrevocable.

IV. RULE 144 REPORTING

With a view to facilitating the availability to the undersigned of the benefits of Rule 144 which may permit (if complied with) the sale of the Offering Shares (or portion thereof) by the undersigned without registration, the Company agrees to, during the period commencing upon the undersigned’s receipt of certificates evidencing the Offering Shares and ending upon the second anniversary thereof, use its commercially reasonable best efforts to:

          (a)      Make and keep “current public information” about the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b)      File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Exchange Act of 1934 (the “Exchange Act”); and

          (c)      So long as the undersigned owns any Offering Shares, furnish to the undersigned forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Securities and Exchange Commission (the “SEC”), and such other reports and documents readily available to the Company as the undersigned may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

V. RULE 415 APPLICATION

In the event the SEC objects to the number of Offering Shares to be registered on the grounds that such registration constitutes an offering by or on behalf of the Company not at a fixed price, the Company shall use its best efforts to register the maximum number of shares permissible by the SEC to retain the status of the offering as a secondary offering under SEC Rule 415, and shall exclude shares from registration for resale (such excluded shares, the “415 Cutback Shares”) in the following order of priority: first, Offering Shares issued to investors that waived a need to have them registered, then afterward on a pro rata per Investor. No other damages shall be payable with respect to the Offering Shares that are not registered as a result of Rule 415 objections from the SEC.

VI. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal and legal representatives, successors and permitted assignees of the undersigned. The undersigned specifically understands that it shall not assign, or transfer this Subscription Agreement or any right or obligation arising thereunder to any person, natural or non-natural, without the Company’s prior written consent.

VII. APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the New York choice of law provisions and to the extent it involves any United States statute, in accordance with the laws of the United States. Any action or proceeding arising hereunder or to enforce this Agreement shall be brought exclusively in the federal or state courts situated in the County of New York, State of New York and the parties hereby irrevocably consent to the exclusive jurisdiction and venue of those courts for such purposes.

VIII. INDEMNIFICATION

The undersigned agrees to indemnify and hold harmless the Company, any corporation or entity affiliated with Company and all of its officers, directors and employees of any of the foregoing and any attorneys or other advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they or the Company may incur by reason of or in connection with any misrepresentation made by the undersigned under this Agreement, any breach of any warranties made by the undersigned in this Agreement, or the undersigned’s failure to fulfill any of the undersigned’s covenants or agreements under this Agreement.

IX. NOTICE

Any notice required to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, or by telex or facsimile at the respective addresses set forth below for the Company or at the name and address appearing in Section I (A) and (B) above for the undersigned or such other address or addresses as may be designated by a party to the other in writing. Any such notice shall be effective when delivered by hand or when received by the party being noticed.

If to the Company:

American Home Food Products, Inc.
Attn: Daniel W. Dowe
42 Forest Lane
Bronxville, New York, New York 10708
Telephone - 914-441-3591
Email – ddowe@ix.netcom.com

X. MISCELLANEOUS

It is understood and agreed that this Subscription Agreement and the PPM constitute the full, complete and final expression of the parties’ understanding with respect to the subject matter hereof and thereof and that any and all negotiations and representations not included herein or therein or referred to herein or therein are hereby abrogated, and that this Agreement may only be changed, amended or modified, in writing, signed by all parties hereto.

This Agreement may be executed in one or more counterparts, each of which, when so executed and delivered shall be an original, and all of which together shall constitute one agreement binding upon parties hereto.

If any one clause or clauses shall be deemed illegal or unenforceable for whatever reason, the remaining portion of this Subscription Agreement shall continue to be binding on the parties.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the       th day of ________________, 2007.

Signed in the Presence of:

Witness’ Signature	Print Name of Subscriber

Employer ID#	Signature

(if applicable)

Title of Signator (if applicable)

Number of Units Subscribed for:

Total Purchase Price:

Method of Payment:	( )	Wire
	( )	Personal check
	( )	Certified check
	( )	Bank check

(check one)
__________	Individual
__________	Corporation

__________	Partnership
__________	Trust
__________	Other (please specify)

Agreed to and Accepted
American Home Food Products, Inc.

By: